UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

  FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2017

TRONC, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36230	38-3919441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 North Michigan Avenue
Chicago, Illinois, 60611
(Address of Principal Executive Offices) (Zip Code)

312-222-9100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

tronc, Inc. (the “Company”) has determined that its 2017 Annual Meeting of Stockholders will be held on Tuesday, April 18, 2017, beginning at 9:30 a.m. local time in Chicago, Illinois. Additional information regarding the 2017 Annual Meeting of Stockholders will be included in the Company’s annual meeting proxy statement, which will be filed with the Securities and Exchange Commission.

The annual meeting date represents a change of more than 30 days from the anniversary of the Company’s 2016 Annual Meeting of Stockholders.  As a result, the Company has set a deadline of February 6, 2017 for the receipt of any stockholder proposals for inclusion in the Company’s proxy materials under Rule 14a-8 of the Securities Exchange Act of 1934, as amended.  Proposals submitted pursuant to Rule 14a-8 must comply with the requirements set forth in Rule 14a-8.  Stockholder proposals not submitted pursuant to Rule 14a-8 must comply with the requirements set forth in the Company’s by-laws.  The Company intends to view any proposals received after February 6, 2017, which is the 10th day following the day on which this public announcement of the date of the meeting is first made, as not having been received within the time periods set forth in Rule 14a-8 or the Company’s by-laws, as applicable.  Any proposal submitted outside this timeframe will not be considered timely and will be excluded from consideration at the annual meeting. Proposals and notices of proposals should be delivered to the Company’s Corporate Secretary at the Company’s principal executive offices: Corporate Secretary, tronc, Inc., 435 N. Michigan Avenue, Chicago, Illinois 60611.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONC, INC.

Date: January 27, 2017	By:/s/ Julie K. Xanders
Name:    Julie K. Xanders
Title:    Executive Vice President and General Counsel